UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 2, 2014

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Amendment of a Material Definitive Agreement

Amended and Restated Receivables Purchase Agreement

On June 2, 2014, Cincinnati Bell Inc., Cincinnati Bell Funding LLC, the various Purchasers and Purchaser Agents identified therein and PNC Bank, National Association, as administrator for each Purchaser Group (“Administrator”) entered into the Sixth Amendment to the Amended and Restated Receivables Purchase Agreement (the “Sixth Amendment”). The Sixth Amendment amends the Company’s Amended and Restated Receivables Purchase Agreement: (i) to replace, amend and add certain provisions and definitions to the Amended and Restated Receivables Purchase Agreement to increase the credit availability under the facility and (ii) to extend the Purchaser Termination Date from June 2, 2014 to June 1, 2015.

A copy of the Sixth Amendment is attached to the Current Report as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1
Sixth Amendment to Amended and Restated Receivables Purchase Agreement, dated June 2, 2014, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the various Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	June 5, 2014	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1
Sixth Amendment to Amended and Restated Receivables Purchase Agreement, dated June 2, 2014, among Cincinnati Bell Funding LLC, as Seller, Cincinnati Bell Inc., as Servicer, the various Purchasers and Purchaser Agents identified therein, and PNC Bank, National Association, as Administrator.